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                                                                    Exhibit 21.1


                              List of Subsidiaries


       Name                                        State of Incorporation
       -----                                       ----------------------

       Recovery Direct, Inc.                              Colorado


       RecoveryNet Interactive, L.L.C.                    Delaware